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                        Strong Money Market Fund, Inc.


                                  EXHIBIT 16


                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.     CURRENT YIELD: 7 days ended October 31, 1996

       A.     Formula

                    Current Yield = Base Period Return x (365/7)

       B.     Calculation

                    5.11% = .0009800 x (365/7)


II.    EFFECTIVE YIELD: 7 days ended October 31, 1996

       A.     Formula
                                                               (365/7)
                    Effective Yield = [(Base Period Return + 1)       ] - 1

       B.     Calculation
                                           (365/7)
                    5.24% = [(.0009800 + 1)       ] - 1